Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CompuCredit Holdings Corporation
Atlanta, Georgia

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-117959) of our reports dated February 25, 2009 (May 22, 2009 as to the effects of the retrospective presentation of the adoption of Financial Accounting Standards Board Statement No. 160, FASB Staff Position APB 14-1, and FASB Staff Position No. EITF 03-6-1 as described in Note 2 to the financial statements), relating to the consolidated financial statements of CompuCredit Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retrospective adoption of new accounting principles in 2009), appearing in the Form 8-K dated May 22, 2009, and our report dated February 25, 2009 on the effectiveness of the Company’s internal control over financial reporting included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
Atlanta, Georgia

August 12, 2009